AMENDMENT TO COOPERATION AGREEMENT

This Amendment (the “Amendment”) to the Cooperation Agreement dated as of December 16, 2024 (the “Cooperation Agreement”) is entered into as of December 8, 2025, by and among Control Empresarial de Capitales, S.A. de C.V. (the “Investor”) and Talos Energy Inc. (the “Company”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Cooperation Agreement.

WHEREAS, the Company and the Investor (together with their respective affiliates) have maintained a constructive and collaborative relationship, working together in good faith with regard to certain Company-related matters; and

WHEREAS, the Company and the Investor desire to continue this positive engagement and cooperation; and

WHEREAS, in furtherance of that shared commitment, the parties wish to extend the duration of the Standstill Period under the Cooperation Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Extension of Standstill Period.
Section 1 of the Cooperation Agreement (Contests; Standstill; and Other Matters) is hereby amended solely to extend the expiration of the Standstill Period until December 16, 2026; accordingly, all references in the Cooperation Agreement to the “Standstill Period” now refer to such period as extended to such later date.
2.
No Other Amendments.
Except for the amendment set forth in Section 1 above, all terms, conditions, covenants and provisions of the Cooperation Agreement shall remain in full force and effect and are hereby ratified and confirmed.
3.
Miscellaneous.

(a) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(b) Signatures transmitted electronically (including via .pdf or other digital means) shall be deemed to have the same effect as original signatures.

(c) When this Amendment is executed and delivered by the parties hereto, the Cooperation Agreement and this Amendment shall be considered one document, and all of the provisions of Section 5 of the Cooperation Agreement shall apply to this Amendment in the same manner as it applies to the Cooperation Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TALOS ENERGY INC.
By: /s/ Paul Goodfellow
Name: Paul Goodfellow
Title: President and Chief Executive Officer

CONTROL EMPRESARIAL DE CAPITALES, S.A. DE C.V.
By: /s/ Víctor Manuel Gutierrez Lopez
Name: Víctor Manuel Gutierrez Lopez
Title: Attorney-in-Fact